UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549



                                   FORM 8 - K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934



                       Date of Report - February 13, 1996

                          EMCEE Broadcast Products, Inc.
            (Exact name of registrant as specified in its charter)

        Delaware                           1-6299                   13-1926296
(State or other jurisdiction of           (Commission             (IRS Employer
      incorporation)                      File Number)           Identification
                                                                   Number)


Susquehanna Street Extension West, P.O. Box 68, White Haven, PA     18661-0068
     (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code   (717) 443-9575



                               NONE
(Former name or former address, if changed since last report)




Item 1.     Changes in Control of Registrant.

            Not Applicable.

Item 2.     Acquisition or Disposition of Assets.

            Not applicable.

Item 3.     Bankruptcy or Receivership.

            Not applicable.

Item 4.     Changes in Registrant's Certifying Accountant.

            Not applicable.

Item 5.     Other Events.

            On February 7, 1996, the Registrant executed a contract with General Instrument Corporation to supply multichannel multipoint distribution system ( MMDS ) transmitters and related equipment for forty (40) locations throughout the country of Saudi Arabia. The Registrant will also provide installation, supervision and training with respect thereto. The Registrant expects to receive a total of Ten Million ($10,000,000.00) Dollars under the contract as consideration for providing such equipment and services. The greater portion of the contract is expected to be performed during the second two quarters of the Registrant s fiscal year 1997 (the quarters ending September 30 and December 31, 1996 in fiscal year ending March 31, 1997).

Item 6.     Resignations of Registrant's Directors.

            Not applicable.

Item 7.     Financial Statements and Exhibits.

            Not applicable.

Item 8.     Change in Fiscal Year.

            Not applicable.





                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        EMCEE BROADCAST PRODUCTS, INC.
                        (Registrant)


                        BY: James L. DeStefano /s/
                             James L. DeStefano
                             President/CEO


DATE: February 13, 1996